UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 26, 2007

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PharmaNet Development Group, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-16119	59-2407464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

504 Carnegie Center, Princeton, NJ 08540

(Address of Principal Executive Offices) (Zip Code)

(609) 951-6800

(Registrant’s telephone number, including area code)

_______________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01

Entry Into a Material Definitive Agreement.

As previously reported, the Board of Directors of PharmaNet Development Group, Inc. (“PDGI”) approved the non-renewal of Marc LeBel’s employment agreement.  Mr. LeBel is the former executive vice president of bioanalytical laboratories of PDGI and former president and chief executive officer of Anapharm, Inc., a wholly-owned subsidiary of PDGI.  In connection therewith, on March 26, 2007, Anapharm, Inc. entered into a Transaction, Release and Discharge (the “Agreement”) with Mr. LeBel.  For the purposes of this Form 8-K, PDGI and its subsidiaries shall be referred to as the “Company”.

The material terms of the Agreement are as follows:

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Anapharm, Inc. will pay Mr. LeBel a total gross sum of $935,990 CDN (approximately $800,000 USD based upon the average exchange rates for the quarterly period January 1, 2007 through March 29, 2007) in equal installments over twenty-four months which payments represent compensation equivalent to twenty-four months salary.  The first payment is due on the first day of the seventh month following the execution of the Agreement.  The entire amount of this charge shall be recorded in PDGI’s 2007 first quarter financial statements;

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Mr. LeBel will forfeit his right to any unvested stock options or restricted stock units not vested as of the Separation Date (as that term is defined in the Agreement);

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Mr. LeBel has waived and released any and all claims against the Releasees (as that term is defined in the Agreement); and

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For a 24 month period, Mr. LeBel shall not (i) solicit any customers of the Company, (ii) solicit any employees of the Company and (iii) shall remain bound by the terms of the Non-Competition clause set forth in section 8(a) of his employment agreement.

The Agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
10.1	Transaction Release and Discharge by and between Marc LeBel and Anapharm, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 30, 2007

PHARMANET DEVELOPMENT GROUP, INC.
By:	/s/ JOHN P. HAMILL
Name: John P. Hamill
Title: EVP and Chief Financial Officer

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